EXHIBIT 16.1

PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

1438 N. HIGHWAY 89 STE. 130

FARMINGTON, UTAH 84025

_______________

 (801) 447-9572        FAX (801) 447-9578

EXHIBIT 16.1

August 31, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have been furnished with a copy of the disclosures in Item 4.01 of Form 8-K for the event that occurred on August 31, 2016, to be filed by our former client, Bingham Canyon Corporation and are in agreement with the statements concerning our firm contained therein. We have no basis to agree or disagree with other matters reported therein.

/s/ Pritchett, Siler & Hardy, P.C

Pritchett, Siler & Hardy, P.C.